Exhibit 1.1

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor — 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626
Notice of Articles
BUSINESS CORPORATIONS ACT
This Notice of Articles was issued by the Registrar on: March 28, 2006 10:35 AM Pacific Time
Incorporation Number:      BC0443863
Recognition Date: March 31, 1993 as a result of an Amalgamation
NOTICE OF ARTICLES
Name of Company:
AINSWORTH LUMBER CO. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
19TH FLOOR, 885 WEST GEORGIA STREET	19TH FLOOR, 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H4	VANCOUVER BC V6C 3H4
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
19TH FLOOR, 885 WEST GEORGIA STREET	19TH FLOOR, 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H4	VANCOUVER BC V6C 3H4
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
GREEN, K. GORDON

Mailing Address:	Delivery Address:
895 TOWNER PARK ROAD	895 TOWNER PARK ROAD
SIDNEY BC V8L 5L6	SIDNEY BC V8L 5L6
CANADA	CANADA

Last Name, First Name, Middle Name:
KOFFMAN, MORLEY

Mailing Address:	Delivery Address:
19TH FLOOR,	19TH FLOOR,
885 WEST GEORGIA STREET	885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H4	VANCOUVER BC V6C 3H4
CANADA	CANADA

Last Name, First Name, Middle Name:
ANDERSON, RON B

Mailing Address:	Delivery Address:
2000 — 1055 DUNSMUIR STREET	2000 — 1055 DUNSMUIR STREET
VANCOUVER BC V7X 1L5	VANCOUVER BC V7X 1L5
CANADA	CANADA

Last Name, First Name, Middle Name:
AINSWORTH, SUSAN

Mailing Address:	Delivery Address:
PO BOX 49307	SUITE 3194, BENTALL 4
VANCOUVER BC V7X 1L3	1055 DUNSMUIR STREET
CANADA	VANCOUVER BC V7X 1L3
CANADA

Last Name, First Name, Middle Name:
AINSWORTH, DAVID

Mailing Address:	Delivery Address:
PO BOX 49307	SUITE 3194, BENTALL 4
VANCOUVER BC V7X 1L3	1055 DUNSMUIR STREET
CANADA	VANCOUVER BC V7X 1L3
CANADA

Last Name, First Name, Middle Name:
BUCHANAN, DOUG

Mailing Address:	Delivery Address:
7455-130TH STREET	7455-130TH STREET
SURREY BC V3W 1H8	SURREY BC V3W 1H8
CANADA	CANADA

Last Name, First Name, Middle Name:
AINSWORTH, D. ALLEN

Mailing Address:	Delivery Address:
PO BOX 49307	SUITE 3194, BENTALL 4
VANCOUVER BC V7X 1L3	1055 DUNSMUIR STREET
CANADA	VANCOUVER BC V7X 1L3
CANADA

Last Name, First Name, Middle Name:
LANCASTER, W. GORDON

Mailing Address:	Delivery Address:
#654 — 999 CANADA PLACE	#654 — 999 CANADA PLACE
VANCOUVER BC V6C 3E1	VANCOUVER BC V6C 3E1
CANADA	CANADA

Last Name, First Name, Middle Name:
AINSWORTH, CATHERINE E.

Mailing Address:	Delivery Address:
PO BOX 49307	SUITE 3194, BENTALL 4
VANCOUVER BC V7X 1L3	1055 DUNSMUIR STREET
CANADA	VANCOUVER BC V7X 1L3
CANADA

Last Name, First Name, Middle Name:
AINSWORTH, BRIAN E.

Mailing Address:	Delivery Address:
PO BOX 49307	SUITE 3194, BENTALL 4
VANCOUVER BC V7X 1L3	1055 DUNSMUIR STREET
CANADA	VANCOUVER BC V7X 1L3
CANADA
PRE-EXISTING COMPANY PROVISIONS
The Pre-existing Company Provisions apply to this company.
RESOLUTION DATES:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:
January 3, 2005
AUTHORIZED SHARE STRUCTURE

1.	100,000,000	COMMON Shares	Without Par Value

			Without Special Rights or
			Restrictions attached

2.	100,000,000	PREFERRED Shares	Without Par Value

			With Special Rights or
			Restrictions attached

1.	300,000	SERIES 1 PREFERRED	Special Rights or
			Restrictions are attached

2.	4,000,000	SERIES 2 PREFERRED	Special Rights or
			Restrictions are attached

3.	5,000,000	SERIES 3 PREFERRED	Special Rights or
			Restrictions are attached

3.	1,500,000	CLASS B COMMON Shares	Without Par Value

With Special Rights or Restriction attached

1.	350,000	SERIES 1 CLASS B COMMON	Special Rights or
			Restrictions are attached

2.	180,000	SERIES 2 CLASS B COMMON	Special Rights or
			Restrictions are attached

3.	187,500	SERIES 3 CLASS B COMMON	Special Rights or
			Restrictions are attached